Joint Filer Information

Date of Event Requiring Statement:	November 8, 2011

Issuer Name and Ticker or Trading Symbol:	Enduro Royalty Trust [NDRO]

Designated Filer:	Enduro Resource Partners LLC

Other Joint Filers:	Enduro Resource Holdings LLC R/C IV Enduro Holdings, L.P. R/C Energy GP IV, LLC Riverstone/Carlyle Energy Partners IV, L.P.
Addresses:	The principal business address of each of Enduro Resource Partners LLC and Enduro Resource Holdings LLC is 777 Main Street, Suite 800, Fort Worth, Texas 76102.

The principal business address of each of R/C IV Enduro Holdings, L.P., R/C Energy GP IV, LLC and Riverstone/Carlyle Energy Partners IV, L.P. is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 51st Floor, New York, New York 10019.
Signatures:
Dated: November 9, 2011

Enduro Resource Partners LLC
By:	/s/ Denese Alaniz
	Name:	Denese Alaniz
	Title:	attorney-in-fact

Enduro Resource Holdings LLC
By:	/s/ Denese Alaniz
	Name:	Denese Alaniz
	Title:	attorney-in-fact

R/C IV Enduro Holdings, L.P.
By:	Riverstone/Carlyle Energy Partners IV, L.P.,
its general partner

By:	R/C Energy GP IV, LLC, its general partner

By:	/s/ Denese Alaniz
	Name:	Denese Alaniz
	Title:	attorney-in-fact

Riverstone/Carlyle Energy Partners IV, L.P.
By:	R/C Energy GP IV, LLC, its general partner

By:	/s/ Denese Alaniz
	Name:	Denese Alaniz
	Title:	attorney-in-fact

R/C Energy GP IV, LLC
By:	/s/ Denese Alaniz
	Name:	Denese Alaniz
	Title:	attorney-in-fact